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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


 As independent petroleum consultants, Ryder Scott Company hereby consents (i) to the summarization of our report entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests in HarCor Energy, Inc. as of January 1, 1997", as detailed in the Form 10-K for the year ended December 31, 1996 for HarCor Energy, Inc. filed with the Securities and Exchange Commission in March 1997 and (ii) to the reference to our firm as experts and the incorporation by reference of such Form 10-K in this Registration Statement of HarCor Energy, Inc. on Form S-3.


                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS



                                          Kent A. Williamson, P.E.
                                          Group Vice President


 Houston, Texas
 April 29, 1997